Exhibit 99.1

Tianci International, Inc. Reports Entry Into Memorandum of Understanding with BTC Digital Ltd.

HONG KONG/RENO, Nevada, October 14, 2025 /Globe Newswire/– Tianci International, Inc. (the "Company” or “Tianci”), a global logistics service provider specializing in ocean freight forwarding, today announced that it has entered into a Memorandum of Understanding (the “MOU”) with BTC Digital Ltd. (“BTC Digital”). The ordinary shares of BTC Digital are listed for trading on the Nasdaq Capital Market under the symbol “BTCT”.

BTC Digital is organized in the Cayman Islands. Through its operating entities, the business of BTC Digital is focused on development and use of crypto asset technology, with a focus on bitcoin mining. BTC Digital also generates revenue through mining machines resale and rental. For the fiscal year ended December 31, 2024, BTC digital generated a substantial majority of its revenue from bitcoin mining and mining machines resale.

The MOU between Tianci and BTC Digital recites that the parties have agreed to establish a strategic cooperative relationship, based on Tianci’s intention to explore the field of cryptocurrencies and related business sectors and BTC Digital’s position as a significant provider of cryptocurrency mining infrastructure and digital asset management solutions. The scope of the intended cooperation encompasses:

•	Application of blockchain technology to enhance Tianci’s existing operations in the field of global logistics services. The parties contemplate that BTC Digital will enable Tianci to apply blockchain technology to supply chain management, financial settlement, customer data management and business intelligence applications.

•	Cryptocurrency Mining. The MOU recites Tianci’s intention to purchase cryptocurrency mining machines from BTC Digital with an aggregate value of approximately 5 million US dollars and engage BTC Digital to provide hosting, operation and maintenance of the mining machines.

•	Stablecoin and RWA Collaboration. The MOU states the intention of the parties to jointly explore use cases for stablecoin-based payment and settlement procedures, as well as to investigate feasible approaches to tokenizing Real World Assets on blockchain platforms.

The MOU recites that it is a non-binding intention document. The parties agree that they will prepare formal agreements with legally binding force as the development of their joint efforts makes appropriate. Either party may terminate the MOU with thirty days prior notice.

About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific region, including Japan, South Korea, and Vietnam. Beyond logistics, the Company generates revenue from the sale of electronic parts and business consulting services. The Company’s mission is to provide customers with efficient, reliable, and safe shipping services that create value.

For more information, please visit the Company’s website: tianci-ciit.com

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. The Company encourages investors to review other factors that may affect its future results that are discussed in the Company's filings with the U.S. Securities and Exchange Commission.

For investor and media inquiries, please contact:

Tianci International, Inc.

Investor Relations

Email: ir@rqscapital.com